Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-109851 of Taiwan Semiconductor Manufacturing Company Limited on Form F-3 of our report dated February 27, 2003 (May 29, 2003 as to Note 26c), appearing in the Annual Report on Form 20-F of Taiwan Semiconductor Manufacturing Company Limited for the year ended December 31, 2002, which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Republic of China Statement of Financial Accounting Standards No. 30, “Accounting for Treasury Stock” on January 1, 2002 and the reconciliation to accounting principles generally accepted in the United States of America, and to the reference to us under the headings “Summary Consolidated Financial Information and Operating Data” and “Experts” in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche

TN Soong & Co. and Deloitte & Touche (Taiwan) established Deloitte & Touche effective June 1, 2003

Taipei, Taiwan

The Republic of China

November 6, 2003